UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 18, 2018

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Suite 1400
Bethesda, MD 20814
(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 2.02                                           Results of Operations and Financial Condition.

DiamondRock Hospitality Company (“DiamondRock” or the “Company”) issued common stock under its “at-the-market” equity offering program during the quarter ended June 30, 2018.  The Company sold 7.24 million shares of common stock at an average price of $12.57 per share for a total of $90.2 million in net proceeds. DiamondRock remains focused on maintaining a conservative balance sheet while prudently growing its portfolio with strategic acquisitions, and the Company may make acquisitions with the proceeds from the at-the-market equity offering program or through other means.  The Company is currently evaluating a number of acquisition opportunities, which are comprised predominantly of independent, resort properties.  As previously disclosed, in March of this year, DiamondRock deployed $122.0 million to acquire two hotels: The Hotel Palomar in Phoenix, Arizona and The Landing Resort & Spa in Lake Tahoe, California.  If no additional acquisitions are completed in 2018, the equity issuance will lower full year 2018 funds from operations per share by approximately $0.03 and improve the Company’s net debt-to-EBITDA ratio by approximately 0.3 times. As of June 30, 2018, the Company has approximately $135 million of unrestricted cash and no borrowings under its $300 million senior unsecured credit facility.

In addition, the Company expects to recognize approximately $2.0 million of business interruption insurance income during the quarter ended June 30, 2018 and a total of $8.0 million year-to-date through June 30, 2018.  The $2.0 million amount for the second quarter is less than the $4.0 million the Company estimated in its guidance previously provided for the quarter ended June 30, 2018, primarily as a result of timing between fiscal quarters.  The Company is maintaining its prior expectation to recognize approximately $20 million of business interruption insurance income for the full year 2018.  The Company has ongoing insurance claims resulting from hurricanes that impacted the Frenchman’s Reef and Morning Star Marriott Beach Resort and Havana Cabana Key West in 2017 as well as from the 2017 wildfires in Northern California that impacted the Lodge at Sonoma. DiamondRock continues to work with its insurers regarding the insurance claims, but cannot provide any guarantees as to the actual amounts or timing of any insurance settlements.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to the use of proceeds from the at-the-market equity offering program, the actual amount and timing of business interruption insurance that will be received and those risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on February 27, 2018. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this Current Report is as of the date of this Current Report, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: July 18, 2018	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary